ANI Pharmaceuticals Schedules Conference Call for Third Quarter 2014 Financial Results

BAUDETTE, Minn., Oct. 27, 2014 /PRNewswire/ -- ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today that the Company plans to release its third quarter and year-to-date 2014 financial results on Monday, November 3, 2014, before the opening of the U.S. financial markets. The earnings press release will be accessible through the Investor Relations section of the Company's website, www.anipharmaceuticals.com.

Arthur S. Przybyl, President and Chief Executive Officer, and Charlotte C. Arnold, Vice President and Chief Financial Officer, also plan to host a conference call to review those results starting at 10:30am, Eastern Time on Monday, November 3, 2014. The call will be open to the public and can be accessed through a conference line by dialing (855) 582-8078. The conference ID is 17132754.

A recording of the conference call will be available within two hours of the completion of the call and will remain accessible for a period of seven days following the call. To access the replay, dial (855) 859-2056. The access code for the replay is 17132754.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

For more information about ANI, please contact:
Investor Relations
(218) 634-3608
IR@anipharmaceuticals.com